Exhibit 99.1

Date:    March 12, 2019

For Release:    Immediately

MOHAWK NAMES GLENN R. LANDAU

CHIEF FINANCIAL OFFICER

Calhoun, Georgia, March 12, 2019—Mohawk Industries, Inc. (NYSE: MHK) today announced the appointment of Glenn R. Landau as chief financial officer and executive vice president for the company, effective April 1, 2019, succeeding Frank H. Boykin, whose planned retirement was announced in November.

“Glenn Landau’s wealth of operational and financial experience, along with his background in international business, will further enhance efforts to achieve our performance targets and deliver profitable growth,” said Jeffrey S. Lorberbaum, Mohawk’s chairman and chief executive officer. “Glenn’s track record of success leading large global business segments brings valuable perspective and depth to his role as CFO, complements our team and will help accelerate improvements across the enterprise. Having held P&L responsibility in both domestic and international assignments, he understands how to drive results and create the best value for shareholders.”

Landau, 50, started his career with International Paper (IP) in 1991, beginning in engineering then moving into manufacturing. He had general management roles in the company’s packaging businesses in the U.S. and Europe before assuming strategic responsibility for IP’s forest resources, real estate and minerals sector in 2003. In 2007, Landau was named vice president and general manager of containerboard packaging and played a key role in the acquisition and integration of Weyerhaeuser’s packaging and recycling businesses. In 2011, he transitioned into a finance role, becoming IP’s vice president of investor relations. From 2013 to 2016, Landau was president of IP’s paper and packaging entity in Brazil, with full P&L responsibility for the segment and strategic direction for the Latin American market. Most recently, he was IP’s chief financial officer, where he led the company’s global finance function heading its capital allocation process and steering its value creation initiatives, while leading a team of more than 2,500 finance and IT professionals around the globe.

“I’m pleased to join a dynamic organization like Mohawk,” said Landau. “I look forward to leading Mohawk’s highly regarded finance team and continuing the company’s growth into new markets and product categories.”

As previously announced, Frank Boykin will take a senior consultant role with the business and support the transition. “Over the past 25 years, Frank’s significant contributions helped grow Mohawk into the world’s largest flooring company,” said Lorberbaum. “He has built a talented financial team, and their continued good work will ensure that this transition runs smoothly.”

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Feltex, Godfrey Hirst, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.